EXHIBIT 99.1

Soligenix Announces Pricing of $4.75 Million Public Offering

PRINCETON, N.J., April 18, 2024 Soligenix, Inc. (Nasdaq: SNGX) (“Soligenix” or the “Company”), a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need, today announced the pricing of its public offering of 11,875,000 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 11,875,000 shares of common stock at a combined public offering price of $0.40 per share and accompanying warrant for aggregate gross proceeds of approximately $4.75 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $0.40 per share, will be exercisable immediately and will expire five years from the issuance date.

The closing of the offering is expected to occur on or about April 22, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to fund the Company’s research and development and commercialization activities, and for general corporate and working capital purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-276511) relating to the sale of these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on April 15, 2024. This offering is being made only by means of a prospectus. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Soligenix

Soligenix is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. Our Specialized BioTherapeutics business segment is developing and moving toward potential commercialization of HyBryte™ (SGX301 or synthetic hypericin sodium) as a novel photodynamic therapy utilizing safe visible light for the treatment of cutaneous T-cell lymphoma (CTCL). With successful completion of the second Phase 3 study, regulatory approvals will be sought to support potential commercialization worldwide. Development programs in this business segment also include expansion of synthetic hypericin (SGX302) into psoriasis, our first-in-class innate defense regulator (IDR) technology, dusquetide (SGX942) for the treatment of inflammatory diseases, including oral mucositis in head and neck cancer, and (SGX945) in Behçet's Disease.

Our Public Health Solutions business segment includes development programs for RiVax®, our ricin toxin vaccine candidate, as well as our vaccine programs targeting filoviruses (such as Marburg and Ebola) and CiVax™, our vaccine candidate for the prevention of COVID-19 (caused by SARS-CoV-2). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases (NIAID), the Defense Threat Reduction Agency (DTRA) and the Biomedical Advanced Research and Development Authority (BARDA).

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements that reflect Soligenix's current expectations about its future results, performance, prospects and opportunities, including but not limited to, potential market sizes, patient populations, clinical trial enrollment, the expected timing for closing the offering described herein and the intended use of proceeds therefrom. Statements that are not historical facts, such as "anticipates," "estimates," "believes," "hopes," "intends," "plans," "expects," "goal," "may," "suggest," "will," "potential," or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements, and include the expected amount and use of proceeds from the offering and the expected closing date of the offering. Soligenix cannot assure you that it will be able to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing therapeutics and vaccines against bioterror threats, conducting preclinical and clinical trials of therapeutics and vaccines, obtaining regulatory approvals and manufacturing therapeutics and vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance requirements, enter into any biodefense procurement contracts with the U.S. Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the U.S. Congress may not pass any legislation that would provide additional funding for the Project BioShield program. In addition, there can be no assurance as to the timing or success of any of its clinical/preclinical trials. Despite the statistically significant result achieved in the first HyBryte™ (SGX301) Phase 3 clinical trial for the treatment of cutaneous T-cell lymphoma, there can be no assurance that the second HyBryte™ (SGX301) Phase 3 clinical trial will be successful or that a marketing authorization from the FDA or EMA will be granted. Additionally, although the EMA has agreed to the key design components of the second HyBryte™ (SGX301) Phase 3 clinical trial, no assurance can be given that the Company will be able to modify the development path to adequately address the FDA's concerns or that the FDA will not require a longer duration comparative study.  Notwithstanding the result in the first HyBryte™ (SGX301) Phase 3 clinical trial for the treatment of cutaneous T-cell lymphoma and the Phase 2a clinical trial of SGX302 for the treatment of psoriasis, there can be no assurance as to the timing or success of the clinical trials of SGX302 for the treatment of psoriasis. Further, there can be no assurance that RiVax® will qualify for a biodefense Priority Review Voucher (PRV) or that the prior sales of PRVs will be indicative of any potential sales price for a PRV for RiVax®. Also, no assurance can be provided that the Company will receive or continue to receive non-dilutive government funding from grants and contracts that have been or may be awarded or for which the Company will apply in the future. These and other risk factors are described from time to time in filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the Company's preliminary prospectus (Registration No. 333-276511) filed with the SEC on April 2, 2024, and Soligenix's reports on Forms 10-Q and 10-K. Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

COMPANY CONTACT:

Jonathan Guarino, CPA, CGMA,

Senior Vice President and Chief Financial Officer,

(609) 538-8200 | www.soligenix.com

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, NJ 08540